UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    May 26, 2004

REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Indentification Number)

1370 Timberlake Manor Parkway Chesterfield, Missouri 63017
(Address of Principal Executive Office)

(636) 736-7000
(Registrant's telephone number, including area code)

Item 5.     Other Events.

On May 26, 2004, Reinsurance Group of America, Incorporated (“RGA”) held its annual meeting of shareholders in accordance with the Notice of Annual Meeting and Proxy Statement mailed on April 12, 2004 (the “Proxy”). At the annual meeting, the shareholders voted to approve proposals 1 through 4 and 6 through 8, as described in the Proxy. The following is a summary of each of the proposals approved by the shareholders:

1.	Elected Messrs. Bartlett, Henderson, and Woodring as directors for terms expiring in 2007;
2.	Approved an amendment to the Company's Second Restated Articles of Incorporation (the "Articles") to increase the number of authorized shares of common stock to 140,000,000;
3.	Approved an amendment to delete Section D and renumber Section E of the Articles, which contained obsolete references to the former class of non-voting common stock;
4.	Approved an amendment to Section A of Article Six of the Articles to fix the number of directors at ten;
5.	Approved an amendment to add new Article Thirteen to the Articles regarding limitations on the liability of directors;
6.	Authorized the sale of certain types of securities from time to time to MetLife, Inc., the beneficial owner of a majority of the Company's common shares, or affiliates of MetLife, Inc.; and
7.	Approved an amendment to the Company's Flexible Stock Plan to eliminate the “evergreen” provision.

The Restated Articles of Incorporation attached to this filing as Exhibit 3.1 incorporate the amendments described in proposals 2, 3, 4 and 6.

Proposal 5 of the Proxy proposed amendments to Sections C of Article Six and Section B of Article Nine of the Articles to move from the Articles to the Bylaws certain provisions relating to advance notice of nominations and proposals. That proposal required approval of 85% of the shareholders, however, fewer than 85% of the shareholders voted in favor of the proposal. Accordingly, the Restated Articles of Incorporation do not include the amendments contemplated by proposal 5.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

(c)        Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Reinsurance Group of America, Incorporated

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reinsurance Group Of America, Incorporated

Date: June 30, 2004	By:	/s/ Jack B. Lay
Name:	Jack B. Lay
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Articles of Incorporation of Reinsurance Group of America, Incorporated